UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Florida	050742	02-0555904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 19th Street, Sarasota, FL	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 330-0336

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into Material Definitive Agreement

International Consolidated Companies (the “Company”) has entered into a loan agreement with its President, Antonio Uccello, III whereby Mr. Uccello has loaned the Company $300,000 to be used as working capital for the recently acquired call center operations. The loan is for 9 months at 12% per annum.

2.01 COMPLETION OF ACQUISITION OF ASSETS

The Company has completed its obligation under Section 6.4 of the Share Purchase Agreement between it and Stuart Discount for the purchase of the call center operations, which if not satisfied allowed for the rescission of the agreement. The obligation was satisfied by the investment of the Company of $300,000 into the call center operations.

9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date: March 10, 2009	INTERNATIONAL CONSOLIDATED
COMPANIES, INC.

	By:	/S/ Antonio F. Uccello, III

Antonio F. Uccello, III, President and Chief Executive Officer